Exhibit (a)(1)(vi)

INSTRUCTIONS REGARDING THE OFFER BY

Persimmon Growth Partners Investor Fund Offer to Repurchase
Up to twenty-five percent (25%) of its issued and outstanding Shares at Net Asset Value in exchange for cash

DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO PRESENT YOUR SHARES FOR REPURCHASE.

Please consult with your Financial Intermediary before completing this form.

JD Clark & Company must receive your Shares from your Financial Intermediary no later than 12:00 midnight Eastern Time on November 1, 2010 (the “Expiration Date”), unless the Offer to Repurchase is extended).

The undersigned acknowledge(s) receipt of the Offer to Repurchase, dated as of October 1, 2010 and the Letter of Transmittal in connection with the offer to Shareholders by Persimmon Growth Partners Investor Fund (the “Fund”), a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company, to tender their Shares for the repurchase at net asset value up to twenty-five percent (25%) of the shares of beneficial interest (the “Shares”) of the Fund as of the Expiration Date.  The undersigned hereby requests the purchase of the Shares designated below, in accordance with the terms and conditions of the Offer to Repurchase and Letter of Transmittal, which as each may be amended from time to time together constitute the “Repurchase Offer”.

Number of Shares Tendered for Participation in Repurchase Offer:  _____

_______________________________	_______________________________
Name of Fund	Date

_______________________________	_______________________________
Name of Registered Shareholder(s)	Name of Registered Shareholder(s)
(Please Type or Print)	(Please Type or Print)

_______________________________	_______________________________
Authorized Signature	Authorized Signature

_______________________________	_______________________________
Taxpayer Identification or	Taxpayer Identification or
Social Security Number	Social Security Number